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                                                                   EXHIBIT 23.2



                        [Grant Thornton LLP Letterhead]

     We have issued our report dated November 2, 1995, accompanying the consolidated financial statements of Microdyne Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption, "Experts."

                                         /S/ GRANT THORNTON LLP

Vienna, Virginia
November 7, 1995